                                                                 Exhibit 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated October 31, 1997, (except with respect to the matters discussed in Note 7, as to which the date is December 30, 1997) and to all references to our Firm, included in or made a part of this registration statement.


                                             ARTHUR ANDERSEN LLP


Dallas, Texas,
January 14, 1998